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                                                                    EXHIBIT 99.2




                         [Genomic Solutions Letterhead]


                                 April 29, 2002



United States Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:       Temporary Note 3T to Article 3 of Regulation S-X

Dear Sir/Madame:

         The audited financial statements for our Employee Stock Purchase Plan filed with our Form 10-K/A for the year ended December 31, 2001 include an accountant's report from Arthur Andersen LLP issued after March 14, 2002. Arthur Andersen has represented to us in a letter dated April 26, 2002, that this audit was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                                   Sincerely,
                             GENOMIC SOLUTIONS INC.





                            /s/ Steven J. Richvalsky
                Chief Financial Officer, Executive Vice President
                                  and Treasurer